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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Boston Scientific Corporation of our report dated January 29, 2003, included in the 2002 Annual Report to Shareholders of Boston Scientific Corporation.

Our audits also included the financial statement schedule of Boston Scientific Corporation listed in Item 15(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-98755, 333-76380, 333-61060, 333-61056, 33-57242, 33-89772,
33-93790, 33-99766, 33-80265, 333-02256, 333-25033, 333-25037, and 333-36636 and
Forms S-3 Nos. 333-76346, 333-61994, 333-37255, 333-64887, and 333-64991) of
Boston Scientific Corporation and in the related Prospectus of our report dated January 29, 2003, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 2002 of Boston Scientific Corporation.

                                         /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 2003